EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Amendment No. 3 to Registration Statement on Form S-3 of our report dated January 24, 2002, except as to the first paragraph of Note A, the second, sixth, ninth, tenth, eleventh, and twelfth paragraphs of Note B, the fourth paragraph of Note C, and the information in Note T, as to which the date is March 12, 2002, relating to the financial statements, which appears in Raytheon Company's Current Report on Form 8-K dated June 28, 2002. We also consent to the incorporation by reference of our report dated January 24, 2002 relating to the financial statement schedule, which appears in Raytheon Company's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated June 11, 2002 relating to the financial statements of the Raytheon Savings and Investment Plan, which appears in Raytheon Company's Annual Report on Form 10-K/A for the year ended December 31, 2001. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
August 12, 2002